                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, on this 7th day of August, 1996, the undersigned directors and officers of Providian Corporation (the "Company") each constitutes and appoints Robert L. Walker, Elaine J. Robinson and R. Michael Slaven, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of the Company relating to the Company's sale of up to $500,000,000 aggregate principal amount of its Debt Securities, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

                                       PROVIDIAN CORPORATION



                                       By:   /s/ Irving W. Bailey, II
                                             ------------------------------
                                             Irving W. Bailey II
                                             Chairman of the Board and
                                             Chief Executive Officer



/s/ Irving W. Bailey, II                     /s/ Robert L. Walker
- -----------------------------                ------------------------------
Irving W. Bailey II                          Robert L. Walker
Chairman of the Board and                    Senior Vice President-Finance
Chief Executive Officer                      and Chief Financial Officer



/s/ Steven T. Downey                         /s/ John L. Clendenin
- -----------------------------                ------------------------------
Steven T. Downey                             John L. Clendenin, Director
Vice President and Controller

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/s/ John M. Cranor, III                      /s/ Lyle Everingham
- ------------------------------               ------------------------------
John M. Cranor III, Director                 Lyle Everingham, Director



/s/ Raymond V. Gilmartin                     /s/ J. David Grissom
- ------------------------------               ------------------------------
Raymond V. Gilmartin, Director               J. David Grissom, Director



/s/ Watts Hill, Jr.                          /s/ Ned C. Lautenbach
- ------------------------------               ------------------------------
Watts Hill, Jr., Director                    Ned C. Lautenbach, Director



/s/ F. Warren McFarlan                       /s/ Shailesh J. Mehta
- ------------------------------               ------------------------------
F. Warren McFarlan, Director                 Shailesh J. Mehta
                                             President, Chief Operating
                                             Officer and Director


                                             /s/ Larry D. Thompson
- ------------------------------               ------------------------------
Martha R. Seger, Director                    Larry D. Thompson, Director

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